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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to use of our report (and all references to our Firm) included in this Registration Statement for The Plastic Surgery Company.

ARTHUR ANDERSEN LLP
Atlanta, Georgia
February 28, 2000